Exhibit 99.2

AVIV REIT

Supplemental Information • First Quarter 2013

(Unaudited)

SNF - Richland, WA

SNF - Little Rock, AR

Presentation of Supplemental Information

The information in this supplement should be read in conjunction with Aviv’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). You may access these filings on Aviv’s website, www.avivreit.com, or on the SEC’s website, www.sec.gov.

The information presented under “Definitions” is an integral part of this supplement.

This supplement may include forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These forward-looking statements are made based on our current expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. These uncertainties include, but are not limited to, uncertainties relating to the operations of our tenants, including those relating to reimbursement by government and other third-party payors, compliance with regulatory requirements and occupancy levels, regulatory, reimbursement and other changes in the healthcare industry, the performance and reputation of our tenants, our ability to successfully engage in strategic acquisitions and investments, the effect of general market, economic and political conditions, the availability and cost of capital, changes in tax laws and regulations affecting REITs and our ability to maintain our status as a REIT. Important factors that could cause actual results to differ materially from our expectations include those disclosed under “Risk Factors” and elsewhere in filings made by Aviv with the SEC.

Table of Contents

Company Information	1

Portfolio Summary	2-3

Debt Summary and Capitalization	4

Investment Activity	5

Definitions	6

Company Information

Board of Directors

Craig M. Bernfield		Norman R. Bobins
Chairman and Chief Executive Officer		Non-Executive Chairman, The PrivateBank
Aviv REIT, Inc.		and Trust Company

Michael W. Dees		Alan E. Goldberg
Partner, Lindsay Goldberg LLC		Co-Managing Partner, Lindsay
Goldberg LLC

Susan R. Lichtenstein		Mark B. McClellan, M.D., Ph.D.
SVP, Corporate Affairs, Chief Legal Officer and		Chair in Health Policy Studies, Brookings
Secretary, Hill-Rom Holdings, Inc.		Institution; Senior fellow and director of the
Engelberg Center for Health Care Reform

Sharon O’Keefe		Mark J. Parrell
President, University of Chicago Medical Center		EVP and Chief Financial Officer, Equity
Residential

Ben W. Perks		James H. Roth
Former EVP and Chief Financial Officer,		Chief Executive Officer, Huron Consulting
Navigant Consulting

J. Russell Triedman
Partner, Lindsay Goldberg LLC

Senior Management

Craig M. Bernfield		Steven J. Insoft
Chairman and Chief Executive Officer		President and Chief Operating Officer

James H. Lyman		Leticia Chavez
Chief Financial Officer and Treasurer		Executive Vice President, Administration

Samuel H. Kovitz		Donna M. O’Neill
Executive Vice President, General		Chief Information and Accounting Officer
Counsel and Secretary

Joshua J. Kochek		Steven R. Levin
Vice President, Investments		Vice President, Real Estate

Contact Information

Corporate Headquarters		Investor Relations
303 W Madison St., Suite 2400		David J. Smith
Chicago, IL 60606		Managing Director, Investor Relations &
312-855-0930		Capital Markets
dsmith@avivreit.com; 312-855-0930

Portfolio Summary

Dollars and square feet in thousands 1

Portfolio Composition

Property Type	Property Count	Number of Beds	Square Feet	Investment (GBV)	Annualized Cash Rent	% of Total Rent
Skilled Nursing	221	18,190	6,821	$955,435	$113,232	87.7%
Senior Housing	21	1,330	808	119,189	13,076	10.1%
Other Healthcare Properties	15	180	105	31,454	2,783	2.2%

Total	257	19,700	7,734	$1,106,077	$129,091	100.0%

Portfolio Performance

	EBITDARM		EBITDAR		Q4 12	Facility Revenue Mix			EBITDAR
Core Portfolio	Coverage		Coverage		Occupancy	Private Pay	Medicare	Medicaid	Margin
Skilled Nursing	1.9	x	1.5	x	80.2%	20.5%	23.5%	56.0%	14.9%
Senior Housing	2.6	x	2.4	x	80.5%	76.1%	6.6%	17.3%	48.0%
Other Healthcare Properties	10.1	x	9.0	x	85.9%	100.0%	0.0%	0.0%	32.4%

Total	2.1	x	1.7	x	80.2%	25.4%	22.0%	52.5%	16.6%

State Diversification

		Investment	Annualized Rent
State	Properties	(GBV)	Rent	%
Texas	58	$190,477	$23,093	17.9%
California	34	163,775	20,052	15.5%
Ohio	17	81,603	12,357	9.6%
Connecticut	5	81,909	8,802	6.8%
Missouri	15	74,660	7,562	5.9%
Arkansas	11	62,693	6,956	5.4%
Pennsylvania	10	74,785	5,413	4.2%
New Mexico	9	29,357	5,031	3.9%
Illinois	8	31,856	4,640	3.6%
Washington	11	58,224	4,264	3.3%
Other 19 States	79	256,738	30,921	24.0%

	257	$1,106,077	$129,091	100.0%

Operator Diversification

	Properties		Investment	Annualized Rent		Operator Annual
Operator (Location)	Aviv	Total	(GBV)	Rent	%	Revenue	States
Daybreak (Denton, TX)	47	66	$150,347	$18,823	14.6%	$254,000	1
Saber (Bedford Heights, OH)	30	74	167,332	18,435	14.3%	365,000	6
EmpRes (Vancouver, WA)	17	47	111,790	12,326	9.5%	266,000	6
Preferred Care (Plano, TX)	15	107	62,092	9,659	7.5%	534,000	12
Sun Mar (Brea, CA)	13	23	71,075	8,829	6.8%	226,000	1
Maplewood (Westport, CT)	5	5	81,909	8,802	6.8%	18,000	1
Benchmark (Chesterfield, MO)	15	22	74,660	7,562	5.9%	75,000	3
Deseret (Bountiful, UT)	18	25	38,374	4,777	3.7%	57,000	4
Genesis (Kennett Square, PA)	11	390	16,305	4,300	3.3%	4,600,000	30
Prestige Care (Vancouver, WA)	9	72	52,398	3,957	3.1%	180,000	8
Other 27 Operators	77	356	279,795	31,621	24.5%

	257	1,187	$1,106,077	$129,091	100.0%

(1)	Data as of March 31, 2013. Coverage, margin and revenue mix information is provided on a trailing twelve month basis through December 31, 2012. Annualized cash rent for leases in place as of March 31, 2013.

Portfolio Summary

Dollars in thousands 1

State Occupancy2

State	Aviv Occupancy	State Average	Variance
Texas	75.8%	71.7%	4.1%
California	90.6%	85.0%	5.6%
Ohio	85.3%	84.8%	0.5%
Connecticut	99.3%	NA	NA
Missouri	73.4%	72.2%	1.2%
Arkansas	78.7%	73.6%	5.1%
Pennsylvania	86.5%	90.4%	(3.9%)
New Mexico	81.2%	82.3%	(1.1%)
Illinois	75.0%	78.3%	(3.3%)
Washington	86.8%	79.6%	7.2%

Lease Maturity Schedule

Year	Number of Properties	% of Total Rent
2013	2	0.4%
2014	1	0.2%
2015	9	2.6%
2016	6	2.4%
2017	16	4.1%
Thereafter	220	90.3%

Total	254	100.0%

(1)	Data as of March 31, 2013. Lease expiration schedule excludes two properties held for sale and one property without a lease in place at March 31, 2013.
(2)	State occupancy represents nursing facility occupancies per American Health Care Association. Aviv only has assisted living properties in Connecticut.

Debt Summary and Capitalization

As of the quarter ended March 31, 2013; Dollars in thousands

Debt Maturities

Year	Senior Unsecured Notes	Term Loan and Revolver	Mortgage Debt	Total Debt
2013	$—	$—	$—	$—
2014	—	—	—	—
2015	—	—	7,558	7,558
2016	—	75,000	—	75,000
2017	—	—	—	—
Thereafter	400,000	—	11,351	411,351

Subtotal	$400,000	$75,000	$18,909	$493,909
(Discounts) and premiums, net	3,078	—	2,475	5,552

Total debt	$403,078	$75,000	$21,384	$499,462

Weighted average interest rate				6.9%

Weighted average maturity in years				6.0

Fixed and Floating Rate Debt

	Amount	% of Total
Fixed rate debt
Senior unsecured notes	$400,000	81.0%
Mortgage debt	18,909	3.8%

Total fixed rate debt	$418,909	84.8%

Floating rate debt
Term loan and revolver	$75,000	15.2%

Total debt	$493,909	100.0%

Covenants for Senior Unsecured Notes1

Covenant	Requirement	Q1 2013
Total debt / total assets	No greater than 60%	38%
Secured debt / total assets	No greater than 40%	7%
Interest coverage	No less than 2.00x	2.19	x
Unencumbered assets / unsecured debt	No less than 150%	251%

Enterprise Value

	Shares
	Outstanding	Price	Value
Common stock and OP units	49,210	$24.06	$1,183,985
Total debt			499,462
Cash and cash equivalents			(47,248)

Total enterprise value			$1,636,199

(1)	Covenants are calculated in accordance with the indenture governing the senior unsecured notes.

Investment Activity

Data as of March 31, 2013 unless otherwise noted; Dollars in thousands

New Construction Projects1

Operator - Location	Property Type	Beds	Opening Date	Acquisition Costs	Spend Through 3/31/2013	Remaining Costs to be Spent	Expected Cost	Expected Yield
Daybreak - Eagle Lake, TX	SNF	80	Q4 2013	$101	$1,336	$4,363	$5,800	11.0%
Saber - Chatham, PA	SNF	120	Q4 2013	2,200	4,921	5,079	12,200	11.0%

Total				$2,301	$6,257	$9,442	$18,000

2013 Acquisitions2

				Initial
Period	Property Type	Beds	Amount	Cash Yield
Second quarter 2013 (to date)	SNF, TBI, MOB	92	$5,079	10.6%
First quarter 2013	N/A	0	0	0.0%

Total		92	$5,079	10.6%

2012 Acquisitions

				Initial
Period	Property Type	Beds	Amount	Cash Yield
Fourth quarter 2012	SNF, ALF, TBI	612	$38,867	9.8%
Third quarter 2012	SNF, LTACH, TBI	294	25,487	10.3%
Second quarter 2012	SNF, ALF	1,959	96,196	10.1%
First quarter 2012	SNF, ALF	600	23,775	10.6%

Total		3,465	$184,325	10.1%

(1)	New construction projects exclude a $2.6mm traumatic brain injury facility with an expected yield of 9.5% and rent commencment in the second quarter.
(2)	Bed count for second quarter acquisitions exclude an MOB containing 8,217 square feet. Acquisition amount for Q2 2013 excludes $2.4mm paid for a land parcel.

Definitions

EBITDARM Coverage: Represents EBITDARM, which we define as earnings before interest, taxes, depreciation, amortization, rent expense and management fees allocated by the operator to one of its affiliates, of our operators for the applicable period, divided by the rent paid to us by our operators during each period.

EBITDAR Coverage: Represents EBITDAR, which we define as earnings before interest, taxes, depreciation, amortization and rent expense, of our operators for the applicable period, divided by the rent paid to us by our operators during such period. Assumes a management fee of 4%.

EBITDAR Margin: Represents the operator’s EBITDAR for the applicable period divided by the operator’s total revenue for the applicable period.

Enterprise Value: Represents market equity capitalization plus net debt. Market equity capitalization is calculated as the number of shares of common stock and units multiplied by the closing price of our common stock on the last day of the period presented. Net debt represents total debt less cash and cash equivalents.

Portfolio Occupancy: Represents the average daily number of beds at our properties that are occupied during the applicable period divided by the total number of beds at our properties that are available for use during the period.

Property Type: ALF = assisted living facility; LTACH = long-term acute care hospital; MOB = medical office building; TBI = traumatic brain injury facility; SNF = skilled nursing facility

State Average Occupancy: Represents the Nursing Facility State Occupancy Rate as reported by American Health Care Association (AHCA). AHCA occupancy data is calculated by dividing the sum of all facility patients in the state occupying certified beds by the sum of all the certified beds in the state reported at the time of the survey corresponding to the period presented. Aviv occupancy represents the state occupancy for the entire portfolio.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount.

Portfolio metrics and other statistics are not derived from our financial statements but are operating statistics that we derive from reports that we receive from our operators pursuant to our triple-net leases. As a result, our portfolio metrics typically lag our own financial statements by approximately one quarter. In order to determine our portfolio metrics for the period presented, the metrics are stated only with respect to properties owned by us and operated by the same operator for the portion of the period we owned the properties and excludes assets held for sale, properties under construction and, with certain exceptions for shorter periods, properties within 24 months of completion of construction. Accordingly, EBITDARM and EBITDAR coverage for the twelve months ended December 31, 2012 and portfolio occupancy and quality mix for the three months ended December 31, 2012 included 232 of the 258 properties in our portfolio as of December 31, 2012.

When we refer to the “total rent” of our portfolio, we are referring to the total monthly rent due under all of our triple-net leases as of the date specified, calculated based on the first full month following the specified date. We calculate “annualized rent” for properties during a period by utilizing the amount of rent under contract as of the last day of the period and assume that amount of rent was received in respect of such property throughout the entire period.